Exhibit 5.3

[SULLIVAN & CROMWELL LLP LETTERHEAD]

July 29, 2010

Ministère des Finances

    du Québec,

        12 rue Saint-Louis,

            Québec, Québec

                Canada G1R 5L3.

Dear Sirs:

As special United States tax counsel to Québec in connection with the sale by Québec of its U.S.$1,500,000,000 3.50% Global Notes Series QJ due July 29, 2020 (the “Notes”), we hereby confirm to you our advice as set forth under the heading “Tax Matters— United States Taxation” in the Prospectus Supplement dated July 22, 2010 to the Prospectus dated June 12, 2008 relating to the Notes, subject to the limitations noted therein, and we consent to the filing of this letter as an exhibit to the amendment to Form 18-K to be filed by Québec.

By giving such consent, we do not thereby admit that we come within the category of persons whose consent is

Ministère des Finances du Québec	-2-

required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP